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                                                         Exhibit 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                               New York, NY 10036
                                 (212) 735-3000





                                             December [  ], 2002


Stena AB (publ.)
Masthuggskajen
SE-405 19 Gothenburg
Sweden


         Re:      Stena AB (publ.) - Registration Statement on Form F-4


Ladies and Gentlemen:

         We are acting as special United States counsel to Stena AB (publ.), a corporation formed under the laws of the Kingdom of Sweden (the "Company"), in connection with the public offering of $200,000,000 aggregate principal amount of the Company's 9 5/8% Senior Notes due 2012 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding
9 5/8% Senior Notes due 2012 of the Company (the "Original Notes") under the Indenture, dated as of November 27, 2002 (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of November 27, 2002, by and among the Company, ABN AMRO Incorporated, Deutsche Bank Securities, Inc. and Salomon Smith Barney, Inc. (the "Registration Rights Agreement").

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Stena AB (publ.)
December [  ], 2002
Page 2


         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form F-4 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) a translation of the Articles of Association of the Company, as currently in effect; (v) a translation of certain resolutions of the Board of Directors of the Company related to, among other things, the Exchange Offer, the offer and issuance of the Exchange Notes, the Indenture and related matters, adopted at a meeting on September 11, 2002; (vi) the Action by Written Consent of Dan Sten Olsson and Svante Carlsson, dated November 22, 2002; (vii) Power of Attorney executed by Dan Sten Olsson and Svante Carlsson, dated November 22, 2002; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (ix) the form of the global note to be used to represent the Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect on such parties. We have also assumed that the Company has been duly organized and is validly existing under the laws of Sweden and that the Com-

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Stena AB (publ.)
December [  ], 2002
Page 3


pany has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the issuance and offer of the Exchange Notes. In rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Indenture and the Exchange Notes, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Indenture and the Exchange Notes is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         In rendering the opinion set forth below, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

         Our opinion set forth herein is limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. With respect to matters dependent upon the laws of the Kingdom of Sweden, we have assumed the correctness of, have not made any independent examination of the matters covered by, and our opinion is in all respects subject to, the opinion to you dated the date hereof of Wistrand Advokatbyra Goteborg, KB, Swedish counsel for the Company, and our opinion is subject to the assumptions, qualifications and limitations set forth therein with respect thereto.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that the Exchange Notes


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Stena AB (publ.)
December [  ], 2002
Page 4



to be issued in the Exchange Offer have been duly authorized, and will be duly executed, authenticated, issued and delivered in accordance with the laws of Sweden, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), except to the extent that the waiver contained in Section 5.15 of the Indenture may be deemed unenforceable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                          Very truly yours,